EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard Azani, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of A5 Laboratories Inc. for the period ended June 30, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of A5 Laboratories Inc.

Dated: August 23, 2010

/s/ Richard Azani
Richard Azani
President, Chief Executive Officer, Chief Financial
Officer and Director
(Principal Executive Officer and Principal Accounting
Officer)
A5 Laboratories Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to A5 Laboratories Inc. and will be retained by A5 Laboratories Inc. and furnished to the Securities and Exchange Commission or its staff upon request.